Exhibit 3.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:50 PM 05/17/2011

FILED 12:44 PM 05/17/2011

SRV 110560476 - 4983605 FILE

CERTIFICATE OF INCORPORATION

OF

UNIVERSAL TECH CORP

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation is Universal Tech Corp (hereinafter called the “Corporation”).

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, in the County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Vcorp Services, LLC.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000, which shall consist of (i) 100,000,000 shares of common stock, $.0001 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of blank check preferred stock, $.0001 par value per share (the “Preferred Stock”).

The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences, or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board”), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolutions or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, and , if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably I all remaining assets of the Corporation.

FIFTH: The name and mailing address of the incorporator are as follows:

NAME

Mimi Sanik

MAILING ADDRESS

20 Robert Pitt Drive, Suite 214

Monsey, New York 10952

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

SEVENTH: The Corporation shall have perpetual existence.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this Certificate of Incorporation.

Date: May 17, 2011

/s/ Mimi Sanik

Mimi Sanik,

Incorporator

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Entity Conversion of a

Domestic Other Entity

To a Domestic Business Corporation

(General Laws Chapter 156D, Section 9.53; 950 CMR 113.30)

(1) Exact name of other entity: Bay Stakes LLC

(2) A corporate name that satisfies the requirements of G.L. Chapter 156D, Section 4.01:

Bay Stakes Corporation

(3) The plan of entity conversion was duly approved in accordance with the organic law of the other entity.

(4) The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02(a) or permitted to be included in the articles pursuant to G.L. Chapter 156D, Section 2.02(b):

ARTICLE I

The exact name of the corporation upon conversion is:

Bay Stakes Corporation

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.I. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:*

*Professional corporations governed by G.L. Chapter 156A must specify the professional activities of the corporation.

ARTICLE VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

ARTICLE VIII

The information contained in this article is not a permanent part of the articles of organization.

  The street address of the initial registered office of the corporation in the commonwealth:

180 CANAL STREET, 5TH FL

  The name of its initial registered agent at its registered office:

DANIEL T. KRUSZ

  The names and addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation (an address need not be specified if the business address of the officer or director is the same as the principal office location):

President: DANIEL T. KRUSZ

Treasurer: DAVID E. KRUSZ

Secretary: KEVIN F. KRUSZ

Director(s): DANIEL T. KRUSZ

If a professional corporation, include a list of shareholders with residential addresses and attach certificates of the appropriate regulatory board.

  The fiscal year end of the corporation:

DECEMBER 31

  A brief description of the type of business in which the corporation intends to engage:

GAMES OF SKILL & CHANCE SOFTWARE/HARDWARE DEVELOPMENT

  The street address of the principal office of the corporation:

180 CANAL STREET, 5TH FL., BOSTON, MA 02114

  The street address where the records of the corporation required to be kept in the commonwealth are located is:

180 CANAL STREET, 5TH FLOOR, BOSTON, MA 02114, which is its principal office

Signed by: /s/ Daniel T. Krusz, President

on this 24th day of August, 2016.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHILL N OUT CRYOTHERAPY, INC.

CHILL N OUT CRYOTHERAPY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of CHILL N OUT CRYOTHERAPY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is: ClassWorx, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said CHILL N OUT CRYOTHERAPY, INC. has caused this certificate to be signed by its Authorized Officer this 1 day of March, 2021.

BY: /s/ Raymond W. Firth -Signature

Name: Raymond W. Firth -please print

Authorized Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:44 PM 03/02/2021

FILED 03:44 PM 03/02/2021

SR 20210769879 - File Number 4983605